UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024 (September 20, 2024)

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Oceangate, Suite 100,	Long Beach,	California	90802
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.

☐

Item 1.01.    Entry into a Material Definitive Agreement.

On September 20, 2024, Molina Healthcare, Inc. (the “Company”) entered into a Second Amendment to its Credit Agreement (the “Amended Credit Agreement”) among the Company, as the Borrower, the Lenders (as defined therein), and Truist Bank, as Administrative Agent, Issuing Bank and Swingline Lender. The Amended Credit Agreement amends and restates the Company’s prior Credit Agreement dated as of June 8, 2020 (as amended prior to September 20, 2024, the “Prior Credit Agreement”). The terms of the Amended Credit Agreement are substantially similar to the terms of the Prior Credit Agreement, except for the following material changes to the Prior Credit Agreement:

●	the definition of “Aggregate Revolving Commitments” was revised to reflect an increase in the Company’s revolving credit facility from $1,000,000,000 to $1,250,000,000;

●
the definition of “Applicable Margin” was revised to adjust the per annum percentages in the table set forth therein so that the applicable margins range between 0.0% to 1.00% for base rate loans and 1.00% to 2.00% for SOFR based loans, in each case based upon the Company’s Consolidated Net Leverage Ratio (as defined in the Amended Credit Agreement) and the quarterly commitment fee under the Amended Credit Agreement ranges between of 0.25% to 0.35% (based upon the Company’s Consolidated Net Leverage Ratio) of the unused amount of commitments under the Amended Credit Agreement;

●	the definition of “Revolving Commitment Termination Date” was revised to reflect an extension of the maturity date from June 8, 2025 to September 20, 2029;

●
Section 2.23 was revised to reflect an increase in the aggregate principal amount of incremental term loans that may be established under the Amended Credit Agreement from $500,000,000 to $800,000,000 plus an unlimited amount so long as the Consolidated Net Leverage Ratio is not greater than 4.00:1.00; and

●
Section 6.1 was revised to permit the Company to increase its maximum quarterly required Consolidated Net Leverage Ratio from 4.00:1.00 to 4.50:1.00 for four fiscal quarters following a material acquisition.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description

10.1*	Second Amendment to Credit Agreement, dated as of September 20, 2024, by and among the Company, the Lenders party thereto and Truist Bank, as Administrative Agent, Issuing Bank and Swingline Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules (or similar attachments) to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant agrees to furnish a copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	September 23, 2024	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary